SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
            SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                    CNS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Items 22(a)(2) of Schedule A.
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     (2)  Aggregate number of securities to which transactions applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)
     (4)  Proposed maximum aggregate value of transaction:
     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:


                                   CNS, INC
                              4400 WEST 78TH ST.
                         BLOOMINGTON, MINNESOTA 55435
                                (612) 820-6696

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD APRIL 24, 1996

To the Stockholders of CNS, Inc:

Notice is hereby given that the Annual Meeting of Stockholders of CNS, Inc. (the "Company") will be held April 24, 1996 at 3:30 p.m., local time, in the auditorium of the Lutheran Brotherhood Building, 625 Fourth Avenue South, Minneapolis, Minnesota for the following purposes:

     1. To elect six (6) directors to serve until the next annual meeting of Stockholders;

     2. To approve the appointment of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending December 31, 1996; and

     3. To act upon any other matters that may properly be presented at the meeting.

Accompanying this Notice of Annual Meeting is a Proxy Statement, form of Proxy and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1995.

The Board of Directors has fixed the close of business on March 8, 1996 as the record date for the determination of Stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors

/s/ Daniel E. Cohen

Daniel E. Cohen, M.D.
Chairman of the Board

Dated: March 25, 1996.

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE, AND RETURN YOUR PROXY IN THE REPLY ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE VOTED AT THE MEETING. THE PROXY IS SOLICITED BY MANAGEMENT AND MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.



                                  CNS, INC.
                              4400 WEST 78TH ST.
                         BLOOMINGTON, MINNESOTA 55435
                                (612) 820-6696

                               PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON APRIL 24, 1996

                               GENERAL MATTERS

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of CNS, Inc. (the "Company") from holders of Common Stock of proxies in the accompanying form to be voted at the Annual Meeting of Stockholders on April 24, 1996 at 3:30 p.m., local time, and at all adjournments thereof. This Proxy Statement is first being sent to Stockholders on or about March 25, 1996.

Any shareholder giving a proxy will have the right to revoke it by written notice to the Secretary of the Company or by filing with the Secretary another proxy bearing a later date at any time before it is voted at the meeting. A shareholder wishing to vote in person after giving his or her proxy must first give written notice of revocation to the Secretary. All shares represented by valid, unrevoked proxies will be voted at the meeting and any adjournment thereof.

                        OUTSTANDING VOTING SECURITIES

Stockholders of record as of the close of business on March 8, 1996, will be entitled to vote at the meeting. On that date, the Company had outstanding 17,436,052 shares of common stock, $.01 par value ("Common Stock"), each of which is entitled to one vote per share on each matter to be voted upon at the meeting. As provided in the Certificate of Incorporation of the Company, there is no cumulative voting. The Company has no class of voting securities outstanding other than the Common Stock.

                       SECURITY OWNERSHIP OF PRINCIPAL
                         STOCKHOLDERS AND MANAGEMENT

The following table sets forth, as of March 8, 1996 the number and percentage of outstanding shares of Common Stock of the Company beneficially owned by each person who is known to the Company to beneficially own more than five percent (5%) of the Common Stock of the Company, by each director of the Company, by each executive officer named in the Summary Compensation Table below, and by all directors and executive officers of the Company as a group:

                                            NUMBER OF SHARES        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER    BENEFICIALLY OWNED(1)(2)    OF CLASS
------------------------------------    ------------------------    --------
Richard W. Perkins(3)(4)                       1,291,908               7.4%
 Perkins Capital Management, Inc.
 730 East Lake Street
 Wayzata, MN 55391
Daniel E. Cohen, M.D.(3)(5)(6)                   800,664               4.6%
Richard E. Jahnke(3)(5)                          151,500                 *
Patrick Delaney(3)                                60,066                 *
R. Hunt Greene(3)                                 40,000                 *
Andrew J. Greenshields(3)(7)                      34,000                 *
Kirk P. Hodgdon(5)                                43,000                 *
Rihab FitzGerald(5)(8)                           145,484                 *
Ronald D. Cox(5)                                 147,922                 *
All directors and officers                     2,844,996              15.7%
 as a group (12 persons)(9)


* Indicates ownership of less than one percent.

(1) Except as noted, all shares beneficially owned by each owner were owned of record, and each owner held sole voting power and sole investment power for all shares held.

(2) Includes the following number of shares which could be purchased under stock options exercisable within sixty (60) days of the date hereof: Mr. Perkins, 40,000 shares; Dr. Cohen, 100,000 shares; Mr. Jahnke, 151,500 shares; Mr. Delaney, 40,000 shares; Mr. Greene, 40,000 shares; Mr. Greenshields, 30,000 shares; Mr. Hodgdon, 43,000 shares; Ms. FitzGerald, 67,900 shares; Mr. Cox, 70,000 shares; and all directors and officers as a group, 714,900 shares. Does not include stock options to purchase 20,000 shares of Common Stock held by each of Messrs. Perkins, Delaney, Greene and Greenshields which will vest if such individuals are re-elected to the Company's Board of Directors at the Annual Meeting of Stockholders.

(3)  Serves as a director of the Company and has been nominated for re-election.

(4) Includes 1,126,560 shares of Common Stock held for the accounts of clients of Perkins Capital Management, Inc., a registered investment advisor of which Mr. Perkins is the controlling shareholder, a director and President. Perkins Capital Management has the right to sell the shares but does not have power to vote the shares. Mr. Perkins and Perkins Capital Management disclaim beneficial ownership of such shares. This total also includes 37,500 shares held in a trust created by Mr. Perkins for his benefit, 10,000 shares held by a profit sharing plan of which Mr. Perkins is a trustee, 4,000 shares held by a corporation of which Mr. Perkins is sole shareholder, and 73,848 shares held by a partnership of which Mr. Perkins is a general partner.

(5) Served as an executive officer of the Company during 1995 and appears on the table on page hereof.

(6) Includes 327,332 shares of Common Stock owned of record by Dr. Cohen's spouse, for which he has no voting or investment power.

(7) Includes 4,000 shares held by Mr. Greenshields jointly with his spouse for which he has shared voting and dispositive power.

(8) Includes 1,442 shares of Common Stock held by Ms. FitzGerald jointly with her spouse for which she has shared voting and dispositive power.

(9) Includes 339,012 shares of Common Stock owned by spouses and 5,442 shares owned jointly with spouses.

                            ELECTION OF DIRECTORS
                                (PROPOSAL #1)

Although the Company's Bylaws currently provide for a Board of Directors consisting of seven members, only six directors will be elected at the Annual Meeting. The Board will fill the remaining vacancy when a qualified candidate is identified. It is intended that proxies solicited by the Board of Directors will be voted FOR (unless otherwise directed) the election of the nominees for director named below. Each of the nominees named below is a present director of the Company and upon election will serve until the next annual meeting or until his successor has been elected and qualified. Dr. Cohen has been a director of the Company since its formation in 1982; Mr. Delaney has been a director since 1983; Mr. Greene has been a director since 1985; Mr. Greenshields has been a director since 1986; and Messrs. Jahnke and Perkins have been directors since 1993. If for any reason any of the nominees becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such nominee as is selected by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees is not available or will not serve if elected.

The nominees named below have been nominated by the Board of Directors of the Company. They are all the Directors who served during 1995. The nominees are listed below with their ages, their present positions with the Company, their present principal occupations or employment and their principal occupations or employment for at least the past five years. Dr. Cohen and Mr. Jahnke devote their full working time to the business of the Company. Messrs. Delaney, Greene, Perkins and Greenshields devote such time as is necessary to fulfill their duties as directors.

Daniel E. Cohen, M.D., 43, has served as the Company's Chairman of the Board since 1993, its Chief Executive Officer since 1989 and the Treasurer since 1982. Dr. Cohen was a founder of the Company and is a board-certified neurologist.

Richard E. Jahnke, 47, has served as the Company's President and Chief Operating Officer since 1993. From 1991 to 1993, he was Executive Vice President and Chief Operating Officer of Lemna Corporation, which manufactures and sells waste water treatment systems. From 1986 to 1991, Mr. Jahnke was general manager of the government operations division of ADC Telecommunications, an electronic communications systems manufacturer. From 1982 to 1986, he was Director of Marketing and Business and Technical Development at BMC Industries, Inc. From 1972 to 1982, he held various positions of increasing responsibility in engineering, sales and marketing management at 3M Company.

Patrick Delaney, 53, has served as the Company's Secretary since October 1995. Mr. Delaney is a partner in the Minneapolis law firm of Lindquist & Vennum P.L.L.P., counsel to the Company. He has been in the private practice of law since 1967. He is also a director of Community First Bankshares, Inc., a multi-bank holding company, the secretary of MTS Systems Corporation, a manufacturer of systems for materials testing, simulation, measurement devices and controls, and a director and the secretary of Applied Biometrics, Inc, a manufacturer of medical devices.

R. Hunt Greene, 45, has been an investment banker for over fifteen years. He is presently Managing Director of Hunt Greene & Co., LLC, a Minneapolis investment bank. Mr. Greene was a Managing Director of Piper Jaffray Inc., a Minneapolis based investment bank and general broker-dealer in investment securities, from 1979 to 1995.

Andrew J. Greenshields, 58, has been President of Pathfinder Ventures, Inc., Minneapolis, Minnesota, since 1980. He is also a general partner of Pathfinder Venture Capital Funds I, II and III, Minneapolis based venture capital limited partnerships. Mr. Greenshields is also a director of Digital Systems International, Inc., a manufacturer of telecommunications equipment and software, and Aetrium, Inc., a manufacturer of semiconductor handling equipment.

Richard W. Perkins, 65, has been President, Chief Executive Officer and a director of Perkins Capital Management, Inc. since 1985. He is also a director of the following public companies: Bio-Vascular, Inc., a medical products manufacturer; Children's Broadcasting Corporation, an operator of radio stations with a children's format; Discus Acquisition Corporation, a holding company for Peerless Chain Corp.; Garment Graphics, Inc., a manufacturer of imprinted sportswear; Lifecore Biomedical, Inc., a medical devices company; Nortech Systems, Inc., a contract manufacturer for the electronics industry; Eagle Pacific Industries, Inc., a manufacturer of plastic pipe; and Quantech, Ltd.; a development stage medical products company.

            MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES LISTED.

                     OTHER INFORMATION REGARDING THE BOARD

BOARD MEETINGS
The Board of Directors met eight times during the fiscal year 1995, which ended December 31, 1995. Each director attended at least 75% of the aggregate of the total number of Board meetings and Committee meetings on which he served during the fiscal year ended December 31, 1995.

COMMITTEES
The Compensation Committee of the Board of Directors, which was comprised of Mr. Greenshields, Chairman, and Dr. Cohen during 1995, met once during 1995. Among other duties, the Compensation Committee makes recommendations to the Board of Directors regarding the employment practices and the policies of the Company and the compensation paid to Company officers. The Compensation Committee is currently comprised of Messrs. Greenshields and Perkins.

The Audit Committee of the Board of Directors, which was comprised of Messrs. Greene, Chairman, and Delaney during 1995, met three times during 1995. The Audit Committee reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by and the recommendations of the Company's independent auditors, and approves services provided by the auditors. The Audit Committee is currently comprised of Messrs. Greene and Greenshields.

The Plan Committee of the Board of Directors, which was comprised of Messrs. Greenshields, Greene and Delaney during 1995, did not meet, but took action in writing in lieu of a meeting four times, during 1995. The Plan Committee has the authority to make awards under and adopt and alter administrative rules and practices governing the Company's Stock Option Plans and Employee Stock Purchase Plan (the "Plans"). The Plan Committee also interprets the terms and provisions of the Plans and any award issued under those Plans.

The Nominating Committee was established on December 14, 1995 and is comprised of Dr. Cohen and Messrs. Greenshields and Delaney. The Nominating Committee, which did not meet during 1995, will seek qualified candidates for the Company's Board of Directors.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
The following table shows, for the fiscal years ending December 31, 1995, 1994 and 1993, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Daniel E. Cohen, M.D., the Company's Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company as of December 31, 1995 (together with Dr. Cohen, the "Named Executives").

                          SUMMARY COMPENSATION TABLE

                                                                        LONG TERM
                                         ANNUAL COMPENSATION          COMPENSATION
                                         -------------------          ------------
                                                                  SECURITIES UNDERLYING      ALL OTHER
NAME AND POSITION             YEAR       SALARY        BONUS           OPTIONS (#)        COMPENSATION(1)
-----------------             ----       ------        -----           -----------        ---------------
Daniel E. Cohen, M.D.         1995      $141,400      $141,400           200,000               $300
 Chief Executive Officer,     1994       115,600           -0-               -0-                300
 Treasurer and Chairman       1993       102,423           -0-               -0-                300
 of the Board

Richard E. Jahnke             1995       140,500       140,500            75,000                300
 President and                1994       112,000           -0-               -0-                300
 Chief Operating Officer      1993        81,410(2)        -0-           200,000                250

Kirk P. Hodgdon               1995       125,250        75,150            50,000                300
 Vice President of            1994       102,769(3)        -0-            60,000                250
 Consumer Marketing           1993           -0-           -0-               -0-                -0-

Rihab FitzGerald              1995        96,250        57,750            50,000                300
 Vice President of            1994        90,419           -0-               -0-                264
 Consumer Sales               1993        70,628           -0-            10,000                233

Ronald D. Cox                 1995        93,750        56,250            40,000                300
 Vice President of            1994        75,000           -0-               -0-                240
 Finance and Chief            1993        68,068           -0-            10,000                226
 Financial Officer(4)


(1)  Represents the payment of life insurance premiums.

(2) Mr. Jahnke became President and Chief Operating Officer effective March 8, 1993 and received a salary for only ten months in 1993.

(3) Mr. Hodgdon became Vice President of Consumer Marketing effective February 21, 1994 and received a salary for the remainder of 1994.

(4)  Mr. Cox retired in February 1996.

STOCK OPTIONS
The following table contains information concerning grants of stock options to the Named Executives during 1995:

                            OPTION GRANTS IN 1995

                                         INDIVIDUAL GRANTS
                                         -----------------                          POTENTIAL REALIZABLE
                                                                                            VALUE
                                                                                   AT ASSUMED ANNUAL RATE
                         NUMBER       % OF TOTAL                                       OF STOCK PRICE
                     OF SECURITIES      OPTIONS      EXERCISE OF                        APPRECIATION
                       UNDERLYING     GRANTED TO        BASE                           FOR OPTION TERM
                        OPTIONS        EMPLOYEES        PRICE       EXPIRATION     -----------------------
NAME                  GRANTED (#)       IN 1995        ($/SH)          DATE           5%           10%
----                  -----------       -------        ------          ----           --           ---
Daniel E. Cohen         200,000(1)       28.7%          $5.50        02/09/05      $691,784     $1,753,117
Richard E. Jahnke        75,000(1)       10.7            5.50        02/09/05       259,419        657,419
Kirk P. Hodgdon          50,000(1)        7.2            5.50        02/09/05       172,946        438,279
Rihab FitzGerald         50,000(1)        7.2            5.50        02/09/05       172,946        438,279
Ronald D. Cox            40,000(2)        5.7            5.50        02/09/05       138,357        350,623


(1) The options vest as follows: 25% on each of February 9, 1995 1996, 1997 and 1998.

(2)  The option vested 50% on each of February 9, 1995 and 1996.

OPTION EXERCISES AND HOLDINGS
The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1995 and unexercised options held as of December 31, 1995:

                   AGGREGATED OPTION EXERCISES IN 1995 AND
                        FISCAL YEAR-END OPTION VALUES




                                                                                           VALUE OF UNEXERCISED
                        SHARES                         NUMBER OF UNEXERCISED OPTIONS           IN-THE-MONEY
                       ACQUIRED                                AT FY-END (#)               OPTIONS AT FY-END(1)
                          ON                                   -------------               --------------------
NAME                 EXERCISE(#)    VALUE REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
----                 -----------    --------------    -----------    -------------    -----------     -------------
Daniel E. Cohen            -0-              N/A          50,000         150,000        $  481,250      $1,443,750
Richard E. Jahnke        6,000         $ 88,500          92,750         176,250         1,202,594       2,198,906
Kirk P. Hodgdon          6,000           75,375          18,500          85,500           190,063         918,937
Rihab FitzGerald         1,100           13,681          55,400          43,500           695,394         437,812
Ronald D. Cox           10,000          162,500          44,000          26,000           512,500         269,375



(1) Based on the closing sale price of $15.125 per share for the Common Stock on December 31, 1995.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Daniel E. Cohen, M.D., the Company's Chief Executive Officer, served on the Board of Directors' Compensation Committee during 1995. All recommendations of the Compensation Committee have been and are subject to Board of Director review and approval.

REPORT ON EXECUTIVE COMPENSATION
This is a joint report of the Compensation Committee and Plan Committee of the Board of Directors of the Company, which are composed of the undersigned Board members. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 and shall not otherwise be deemed to be filed under either such Act.

Compensation Philosophy. The compensation philosophy of the Company is to provide competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. It is intended that, in judging appropriate levels of compensation for 1995-1996, the Committee would take into account internally set performance goals and comparisons with the performance of other publicly held companies which have rapidly growing revenues under $100 million. The Board was advised about executive compensation in 1995 by Andcor Human Resources, a consulting firm in Minneapolis, Minnesota.

Base Salary. Executive base salary is reviewed annually and adjustments, if any, are based on levels of responsibility, experience, internal equity, external pay practices and the rate of inflation. In 1995, the Compensation Committee recommended to the Board of Directors and the Board adopted a plan under which the base salaries of the executive officers were set effective April 1, 1995.

Cash Bonus. Bonuses are awarded to executive officers in consideration of contributions to the Company and the Company's overall performance. In 1995, the Compensation Committee proposed and the Board of Directors adopted a plan under which Dr. Cohen, the Chairman and Chief Executive Officer of the Company, and Mr. Jahnke, the President and Chief Operating Officer of the Company, were eligible for cash bonuses equal to amounts of between 25% and 100% of their base salaries depending on the Company's levels of revenues and net income for 1995, with minimum revenues and income required before any bonus amounts were earned. The levels of revenues and net income required for various bonus levels were set by the Board of Directors. Under the same plan, Vice Presidents of the Company were eligible for cash bonuses of between 15% and 60% of their base salaries if the same level of revenues and net income were achieved. The financial performance of the Company resulted in the eligible officers of the Company receiving their maximum bonuses allowable under the plan.

Stock Options. The Company's Stock Option Plans include executive officers. Stock options are generally granted to executive officers at the time they are elected. The Compensation and Plan Committees have adopted the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholder's interests in enhancing shareholder value. During 1995, the Company granted options to the executive officers of the Company to purchase an aggregate of 560,000 shares of common stock of the Company at a price equal to the market price on the date of grant (February 9, 1995) and exercisable for ten years. The right to exercise the options vests as to 25% of the shares on February 9 of each of the years 1995, 1996, 1997 and 1998, except options to purchase 40,000 shares granted to Ronald Cox, who retired as Chief Financial Officer of the Company in February 1996.

Chief Executive Officer Compensation. Dr. Cohen's compensation for 1993-1995 is shown in the Summary Compensation Table above. The Compensation Committee believes that Dr. Cohen managed the Company well in a difficult economic climate for its sleep disorders diagnostic devices, which business was sold in 1995, has successfully guided the development and marketing of its Breathe Right(R) external nasal dilator, and has made arrangements for the Company to test and possibly enter into production and sale of new product lines.

Board Action. All recommendations of the Compensation Committee have been and are subject to Board of Director review and approval. Stock option grants by the Plan Committee are not subject to Board of Director review and approval in order to satisfy Rule 16b-3 under the Securities Exchange Act of 1934.

          SUBMITTED BY THE COMPENSATION COMMITTEE AND PLAN COMMITTEE
                     OF THE COMPANY'S BOARD OF DIRECTORS:

1996 Compensation Committee:           1996  Plan Committee:

Andrew J. Greenshields, Chairman       Andrew J. Greenshields, Chairman
Richard W. Perkins                     R. Hunt Greene
                                       Patrick Delaney

STOCK PERFORMANCE
The graph below sets forth a comparison of the cumulative shareholder return of the Company's Common Stock over the last five fiscal years with the cumulative total return over the same periods for the Nasdaq Market Index and the Surgical, Medical and Dental Instruments and Supplies Index (the "Medical Instruments Index") (SIC Code 384, which includes 214 companies). The graph below compares with the two indicated indexes the cumulative total return of the Company's Common Stock over the last five fiscal years assuming a $100 investment on December 31, 1990 and assuming reinvestment of all dividends paid. The Company did not pay any dividends during this period. This graph shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.


                                    [GRAPH]

                                                      FISCAL YEAR ENDING
                                1990        1991        1992       1993        1994         1995
CNS, Inc.                     $100.00     $171.43    $ 95.24     $314.29     $338.10     $1,152.38
Medical Instruments Index      100.00      179.16     153.78      121.02      134.08        223.96
Nasdaq Market Index            100.00      128.38     129.64      155.50      163.26        211.77



EMPLOYMENT AGREEMENTS
Dr. Cohen, and Messrs. Jahnke, Hodgdon and David Byrd, who became the Chief Financial Officer of the Company in February, 1996, have employment agreements with the Company which provide that they are entitled to base salaries, respectively, of $150,000, $150,000, $127,000 and $130,000 annually plus cash bonus amounts of up to 100% of base salary for Dr. Cohen and Mr. Jahnke and up to 60% of base salary for Messrs. Hodgdon and Byrd. Either Dr. Cohen or the Company may terminate the agreement on 90 days' notice. Dr. Cohen's agreement contains a noncompete obligation which remains in effect for a period of two years after termination of employment. Each of the employment agreements with Messrs. Jahnke, Hodgdon and Byrd contains a noncompete obligation which remains in effect for a period of one year after termination of employment.

DIRECTOR COMPENSATION
Non-employee directors were not paid any fees or remuneration for services as members of the Board of Directors during fiscal year 1995. Fees were paid to Mr. Delaney's law firm, Lindquist & Vennum P.L.L.P., for services rendered to the Company.

On June 17, 1994, each non-employee director of the Company was granted a ten-year, nonqualified option under the proposed 1994 Stock Plan to purchase 80,000 shares of Common Stock at $3.095 per share, the fair market value of the Common Stock on the date of grant. The options vest as follows: 20,000 shares on the date of grant and 20,000 shares on the date of each annual Stockholders' meeting held during the succeeding three years at which the director is re-elected to the Board of Directors.

                     APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL #2)

The Board of Directors has selected KPMG Peat Marwick LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 1996, and to perform other appropriate accounting services. Unless otherwise specified, proxies solicited by the Board of Directors will be voted FOR such appointment of KPMG Peat Marwick LLP.

The Company has requested representatives of KPMG Peat Marwick LLP to attend the meeting. They will have an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.


                                ANNUAL REPORT

An Annual Report of the Company describing the Company's key activities and containing financial statements for the fiscal year ended December 31, 1995 accompanies this Notice of Annual Meeting and proxy solicitation material.


                            SHAREHOLDER PROPOSALS

If a shareholder desires to present a proposal to be voted upon at the next meeting of Stockholders of CNS, Inc., such proposal, in order to be included in the proxy statement, must be received at the Company's office at P.O. Box 39802, Minneapolis, Minnesota, 55439 by November 25, 1996.


                                 SOLICITATION

The cost of soliciting proxies, including the cost of preparing, assembling, and mailing the proxies and soliciting material, as well as the cost of forwarding the material to the beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.


                                   GENERAL

If a shareholder abstains from voting on any matter, the Company intends to count the person abstaining as present for purposes of determining whether a quorum is present at the Annual Meeting of Stockholders for the transaction of business but as not having voted for any proposal, although there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions. Additionally, the Company intends to count broker "non-votes" as present for purposes of determining the presence or absence of a quorum for the transactions of business. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Therefore, abstentions and broker "non-votes" have the same effect as votes against the proposals.

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NASD. Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all insiders of the Company filed in a timely manner all such reports, except for Patrick Delaney, who reported one transaction late.

The management of the Company does not know of any other business to be presented at the Annual Meeting of Stockholders. If any matter properly comes before the meeting, however, it is intended that the persons named in the enclosed form of proxy will vote said proxy in accordance with their best judgment.

ALL PROXIES PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY STOCKHOLDERS. IF NO DIRECTION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, AND FOR THE APPOINTMENT OF KPMG PEAT MARWICK. AS THE COMPANY'S INDEPENDENT AUDITORS.

BY ORDER OF THE BOARD OF DIRECTORS


/s/ Daniel E. Cohen

Daniel E. Cohen, M.D.
Chairman of the Board

Minneapolis, Minnesota
March 25, 1996

                  PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW




                                    CNS, INC.
                            4400 WEST 78TH STREET
                         BLOOMINGTON, MINNESOTA 55435
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel E. Cohen, M.D., and Patrick Delaney, and each of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of CNS, Inc. held of record by the undersigned on March 8, 1996, at the annual meeting of shareholders to be held on April 24, 1996, or at any adjournment thereof.

1.   ELECTION OF DIRECTORS

[ ] FOR all nominees listed below (except as marked to the contrary)

          DANIEL E. COHEN, M.D., RICHARD E. JAHNKE, PATRICK DELANEY,
          R. HUNT GREENE, ANDREW J. GREENSHIELDS, RICHARD W. PERKINS

(INSTRUCTION: To withhold authority to vote for any nominee, print that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

[ ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. PROPOSAL TO APPROVE THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY. [ ] FOR [ ] AGAINST [ ] ABSTAIN

          (Continued, and to be completed and signed on reverse side)
                           (continued from other side)

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted for items 1 and 2. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                         Dated: __________________________, 1996

                                         _______________________________________
                                         Name of Shareholder(s) (Please print)

                                         _______________________________________
                                         Signature (and Title if applicable)

                                         _______________________________________
                                         Signature if held jointly

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.